Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Diomed Holdings, Inc.
Andover, MA


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 11, 2005, relating to the consolidated financial statements of Diomed Holdings, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/  BDO Seidman, LLP

BDO Seidman, LLP
Boston, MA


December 1, 2005